                                             Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Corporate and Internal Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe)

Logitech Announces Third Quarter Fiscal Year 2024 Results
Company Raises FY 2024 Outlook

LAUSANNE, Switzerland, Jan 23, 2024 and SAN JOSE, Calif., Jan. 22, 2024 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2024.
•Sales were $1.26 billion, down 1 percent in US dollars and 3 percent in constant currency, compared to the prior year.
•GAAP operating income was $222 million, up 26 percent compared to the prior year. Non-GAAP operating income was $248 million, up 22 percent compared to the prior year.
•GAAP earnings per share (EPS) was $1.55, up 80 percent compared to the prior year. Non-GAAP EPS was $1.53, up 34 percent compared to the prior year.
•Cash flow from operations was $443 million, up 58 percent compared to the prior year. The quarter-ending cash balance was $1.41 billion. In the quarter, the Company returned $188 million of cash to shareholders through share repurchases.
“We delivered solid results in our third quarter,” said Hanneke Faber, Logitech chief executive officer. “Our teams executed well, continuing our long record of exceptional product innovation, market share gains, strong operational discipline and prudent financial management. But we will not be satisfied until we return to top line growth.”

“Our third-quarter results show our continued focus on operational discipline,” said Chuck Boynton, Logitech chief financial officer. “While revenue declined 3% in constant currency, we delivered strong gross margins of 42.3% and grew profitability. We generated $443 million in operating cash flow in the quarter and returned a total of $188 million to our shareholders through share repurchases.”

Outlook
Logitech raised its full-year outlook for Fiscal Year 2024:

	Previous FY24 outlook	New FY24 outlook
Sales	$4.0 - $4.15 billion	$4.2 - $4.25 billion
Sales growth/ (decline) (in US dollars, year over year)	(12%) - (9%)	(7%) - (6%)
Non-GAAP operating income	$525 - $575 million	$610 - $660 million
Non-GAAP op. inc. growth/ (decline) (year over year)	(11%) - (2%)	4% - 12%

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q3 Fiscal Year 2024 on Tuesday, January 23, 2024 at 8:30 a.m. Eastern Standard Time and 2:30 p.m. Central European Time. A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q3 Fiscal Year 2024 Shareholder Letter are also available there.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges, net, loss on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“CC”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the full Fiscal Year 2024 non-GAAP operating income outlook.

Public Dissemination of Certain Information
Recordings of Logitech's earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company's investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech helps all people pursue their passions and is committed to doing so in a way that is good for people and the planet. We design hardware and software solutions that help businesses thrive and bring people together when working, creating, gaming and streaming. Brands of Logitech include Logitech, Logitech G, Streamlabs and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @logitech.
# # #
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and nine months ended December 31, 2023, Fiscal Year 2024 outlook for sales and non-GAAP operating income, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example changes in inflation levels and monetary policies; our expectations regarding our expense reduction efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in transportation lines; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three months ended December 31,		Nine months ended December 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2023	2022	2023	2022

Net sales	$1,255,473	$1,269,925	$3,286,980	$3,578,741
Cost of goods sold	726,252	789,489	1,937,367	2,193,735
Amortization of intangible assets	2,441	3,168	8,569	9,355
Gross profit	526,780	477,268	1,341,044	1,375,651

Operating expenses:
Marketing and selling	189,175	196,653	544,716	628,122
Research and development	72,704	65,640	211,822	210,166
General and administrative	39,711	29,766	116,546	92,215
Amortization of intangible assets and acquisition-related costs	2,276	2,810	8,279	9,052
Restructuring charges, net	839	5,654	2,562	16,471
Total operating expenses	304,705	300,523	883,925	956,026

Operating income	222,075	176,745	457,119	419,625
Interest income	12,826	4,665	34,508	9,573
Other income (expense), net	189	1,406	(13,827)	(18,367)
Income before income taxes	235,090	182,816	477,800	410,831
Provision for (benefit from) income taxes	(9,594)	42,663	33,272	87,751
Net income	$244,684	$140,153	$444,528	$323,080

Net income per share:
Basic	$1.57	$0.87	$2.82	$1.98
Diluted	$1.55	$0.86	$2.80	$1.96

Weighted average shares used to compute net income per share:
Basic	155,933	161,244	157,568	163,042
Diluted	157,440	162,529	158,843	164,427

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	December 31	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2023	2023

Current assets:
Cash and cash equivalents	$1,412,650	$1,149,023
Accounts receivable, net	685,777	630,382
Inventories	447,262	682,893
Other current assets	150,754	142,876
Total current assets	2,696,443	2,605,174

Non-current assets:
Property, plant and equipment, net	119,200	121,503
Goodwill	463,978	454,610
Other intangible assets, net	53,724	63,173
Other assets	326,594	316,293
Total assets	$3,659,939	$3,560,753

Current liabilities:
Accounts payable	$527,988	$406,968
Accrued and other current liabilities	673,435	643,139
Total current liabilities	1,201,423	1,050,107

Non-current liabilities:
Income taxes payable	111,924	106,391
Other non-current liabilities	156,491	146,695
Total liabilities	1,469,838	1,303,193

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at December 31, 2023 and March 31, 2023
Additional shares that may be issued out of conditional capital — 50,000 at December 31, 2023 and March 31, 2023
Additional shares that may be issued out of authorized capital — 17,311 at December 31, 2023 and March 31, 2023
Additional paid-in capital	60,892	127,380
Shares in treasury, at cost — 18,108 at December 31, 2023 and 13,763 at March 31, 2023	(1,251,314)	(977,266)
Retained earnings	3,434,904	3,177,575
Accumulated other comprehensive loss	(84,529)	(100,277)
Total shareholders’ equity	2,190,101	2,257,560
Total liabilities and shareholders’ equity	$3,659,939	$3,560,753

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three months ended December 31,		Nine months ended December 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2023	2022	2023	2022

Cash flows from operating activities:
Net income	$244,684	$140,153	$444,528	$323,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,739	19,410	48,874	56,698
Amortization of intangible assets	5,074	5,929	16,583	18,173
Loss on investments	604	1,488	12,213	13,065
Share-based compensation expense	20,613	15,805	64,192	51,740
Deferred income taxes	(20,623)	21,188	(9,515)	24,228
Other	236	1,293	336	1,411
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(11,424)	(1,638)	(46,786)	(123,547)
Inventories	91,600	104,519	237,969	126,309
Other assets	(8,301)	16,161	3,698	20,918
Accounts payable	32,361	(56,494)	120,383	(134,848)
Accrued and other liabilities	73,389	12,097	13,536	(60,060)
Net cash provided by operating activities	442,952	279,911	906,011	317,167
Cash flows from investing activities:
Purchases of property, plant and equipment	(10,854)	(23,738)	(45,585)	(69,122)
Investment in privately held companies	(50)	(351)	(406)	(2,626)
Acquisitions, net of cash acquired	—	(2,688)	(14,138)	(8,527)
Purchases of deferred compensation investments	(5,345)	(2,687)	(7,893)	(5,186)
Proceeds from sales of deferred compensation investments	5,571	2,314	8,193	4,750
Net cash used in investing activities	(10,678)	(27,150)	(59,829)	(80,711)
Cash flows from financing activities:
Payment of cash dividends	—	—	(182,305)	(158,680)
Payment of contingent consideration for business acquisition	—	—	(5,002)	(5,954)
Purchases of registered shares	(187,834)	(90,170)	(376,775)	(327,731)
Proceeds from exercises of stock options and purchase rights	—	3,214	15,319	16,064
Tax withholdings related to net share settlements of restricted stock units	(2,372)	(1,992)	(28,596)	(28,734)
Other financing activities	—	—	(1,116)	—
Net cash used in financing activities	(190,206)	(88,948)	(578,475)	(505,035)
Effect of exchange rate changes on cash and cash equivalents	6,678	3,817	(4,080)	(24,006)
Net increase (decrease) in cash and cash equivalents	248,746	167,630	263,627	(292,585)
Cash and cash equivalents, beginning of the period	1,163,904	868,501	1,149,023	1,328,716
Cash and cash equivalents, end of the period	$1,412,650	$1,036,131	$1,412,650	$1,036,131

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended December 31,			Nine months ended December 31,
NET SALES	2023	2022 (1)	Change	2023	2022 (1)	Change

Net sales by product category:
Gaming (2)	$409,043	$411,927	(1)%	$957,576	$1,031,876	(7)%
Keyboards & Combos	229,432	220,059	4	605,201	648,632	(7)
Pointing Devices	206,180	199,106	4	572,310	567,589	1
Video Collaboration	169,522	173,516	(2)	461,257	534,347	(14)
Webcams	85,851	94,252	(9)	249,273	305,532	(18)
Tablet Accessories	64,239	65,157	(1)	198,252	185,945	7
Headsets	41,762	46,736	(11)	123,023	137,429	(10)
Other (3)	49,444	59,172	(16)	120,088	167,391	(28)
Total Net Sales	$1,255,473	$1,269,925	(1)%	$3,286,980	$3,578,741	(8)%

(1) The Company has reclassified certain prior period amounts to conform to the current period presentation.
(2) Gaming includes streaming services revenue generated by Streamlabs.
(3) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended December 31,		Nine months ended December 31,
GAAP TO NON-GAAP RECONCILIATION (A)	2023	2022	2023	2022

Gross profit - GAAP	$526,780	$477,268	$1,341,044	$1,375,651
Share-based compensation expense	2,189	1,324	6,066	4,228
Amortization of intangible assets	2,441	3,168	8,569	9,355
Gross profit - Non-GAAP	$531,410	$481,760	$1,355,679	$1,389,234

Gross margin - GAAP	42.0%	37.6%	40.8%	38.4%
Gross margin - Non-GAAP	42.3%	37.9%	41.2%	38.8%

Operating expenses - GAAP	$304,705	$300,523	$883,925	$956,026
Less: Share-based compensation expense	18,424	14,481	58,126	47,512
Less: Amortization of intangible assets and acquisition-related costs	2,276	2,810	8,279	9,052
Less: Restructuring charges, net	839	5,654	2,562	16,471
Operating expenses - Non-GAAP	$283,166	$277,578	$814,958	$882,991

% of net sales - GAAP	24.3%	23.7%	26.9%	26.7%
% of net sales - Non-GAAP	22.6%	21.9%	24.8%	24.7%

Operating income - GAAP	$222,075	$176,745	$457,119	$419,625
Share-based compensation expense	20,613	15,805	64,192	51,740
Amortization of intangible assets and acquisition-related costs	4,717	5,978	16,848	18,407
Restructuring charges, net	839	5,654	2,562	16,471
Operating income - Non-GAAP	$248,244	$204,182	$540,721	$506,243

% of net sales - GAAP	17.7%	13.9%	13.9%	11.7%
% of net sales - Non-GAAP	19.8%	16.1%	16.5%	14.1%

Net income - GAAP	$244,684	$140,153	$444,528	$323,080
Share-based compensation expense	20,613	15,805	64,192	51,740
Amortization of intangible assets and acquisition-related costs	4,717	5,978	16,848	18,407
Restructuring charges, net	839	5,654	2,562	16,471
Loss on investments	604	1,488	12,213	13,065
Non-GAAP income tax adjustment	(29,963)	16,230	(22,033)	23,296
Net income - Non-GAAP	$241,494	$185,308	$518,310	$446,059

Net income per share:
Diluted - GAAP	$1.55	$0.86	$2.80	$1.96
Diluted - Non-GAAP	$1.53	$1.14	$3.26	$2.71

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	157,440	162,529	158,843	164,427

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended December 31,		Nine months ended December 31,
SHARE-BASED COMPENSATION EXPENSE	2023	2022	2023	2022

Share-based Compensation Expense
Cost of goods sold	$2,189	$1,324	$6,066	$4,228
Marketing and selling	8,878	8,014	28,623	25,240
Research and development	4,421	2,756	13,568	11,568
General and administrative	5,125	3,711	15,935	10,704
Total share-based compensation expense	20,613	15,805	64,192	51,740
Income tax benefit	(3,391)	(3,276)	(11,257)	(7,496)
Total share-based compensation expense, net of income tax benefit	$17,222	$12,529	$52,935	$44,244

*Note: These preliminary results for the three and nine months ended December 31, 2023 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended December 31, 2023 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These expenses are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items. For the three and nine months ended December 31, 2023, non-GAAP income tax adjustment included the tax benefit from a remeasurement of the tax basis of goodwill under the Swiss Federal Act on Tax Reform and AHV Financing (“TRAF”) based on an agreement reached with the Swiss Tax Authority during the three months ended December 31, 2023.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.